SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(d)(2))
[X] Definitive Information Statement

                        Dimensional Visions Incorporated
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                        DIMENSIONAL VISIONS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF DIMENSIONAL VISIONS INCORPORATED:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Dimensional Visions Incorporated, a Delaware corporation (the "Company"), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed to be effective not less than twenty days following the mailing of this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1. To elect three Directors for a term of one year or until their successors are duly elected and qualified; and

     2. To ratify the appointment of Kopple & Gottlieb, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002.

Because execution of the Written Consent is assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors has fixed the close of business on June 14, 2002 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about June 19, 2002 to all stockholders of record as of the Record Date. Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ELECTION OF DIRECTORS AND REAPPOINTMENT OF ACCOUNTANTS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

                        DIMENSIONAL VISIONS INCORPORATED

                      INFORMATION STATEMENT ON SCHEDULE 14C

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the shareholdings of those persons who: (i) own more than five percent of our common stock as of May 20, 2002 with the number of outstanding shares at 63,809,000; (ii) are officers or directors of the Company; and (iii) all officers and directors as a group:

                                                                     PERCENTAGE
                                                                    BENEFICIALLY
                  NAME                          NUMBER OF SHARES      OWNED(1)
                  ----                          ----------------      --------
Jason M. Genet, President, Director(2)             17,100,000           26.8%

Larry Kohler, CFO, Director(2)                        169,634             *

Lawrence G. Olson, Vice President,
Secretary, Director(2)                                 30,000             *

All Officers and Directors as a group (3 people)   17,299,634           27.1%

David W. Keaveney                                  17,100,000           26.8%
3550 N. Central Avenue S-1000
Phoenix, AZ 85012

* Less than 1%.

----------
(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2)  C/o the Company's address.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

Three Directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name                                   Age
----                                   ---
Jason M. Genet                          30
Larry Kohler                            56
Lawrence G. Olson                       65

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

Jason M. Genet, President and a Director, has been a co-owner of BreakOut Investment Marketing since July 2001. BreakOut Investment Marketing is a full service investment marketing firm specializing in the public market space. Mr. Genet was a Director and President of BizPay International, an international and domestic payments company from December 1999 through August 2001. He was a consultant to ConSyGen Inc., technology software company, from October 1998 through August 1999 and the Senior Vice President and Chief Operating Officer through December 1999. Prior to ConSyGen, Mr. Genet was a private consultant in California from March 1997 until October 1998 consulting to companies like North American Mortgage, Kinney Shoes Corp, and Marks Bros. Jewelers.

Larry Kohler, Chief Financial Officer and a Director, has been President of Global Capital Management, an international financial planning firm, specializing in "offshore planning" for individuals and organizations, located in Scottsdale, Arizona, since November 1998 and continuing through the present. From 1996 through November 1998, Mr. Kohler was President of Capital West Investment Group, a Securities and Exchange Commission registered brokerage firm which was also a member of the National Association of Securities Dealers where he dealt with retail accounts and investment banking, located in Phoenix, Arizona. He graduated from Mercyhurst College in Erie, Pennsylvania in 1979 with a BA degree in Finance & Marketing.

Lawrence G. Olson, Vice President, Secretary, and a Director, has been President and Founder of Olson Precast of Arizona, Inc., a private Phoenix, Arizona concrete products manufacturer with approximately 100 employees from 1973 and continuing through the present. He is also President and Director of AZCO Mining, Inc., an Arizona AMEX listed public mining cooperation from 1999 and continuing through the present. Mr. Olson graduated from the University of Southern California in 1959 with a BS degree in Engineering.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors held three meetings in fiscal 2001. All Directors attended at least 75% of the meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION.

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years. No officer of the Company earned more than $100,000 in the last three fiscal years.

                                        ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                               --------------------------------------   ------------------------------------
                                                                                 Awards            Payouts
                                                                        -----------------------   ----------
                                                                                     Securities
                                                          Other         Restricted   Underlying
                                                          Annual          Stock       Options/       LTIP        All Other
                        Year   Salary($)   Bonus($)   Compensation($)    Awards($)     SARs(#)    Payouts($)   Compensation($)
                        ----   ---------   --------   ---------------   ----------   ----------   ----------   ---------------
John D. McPhilimy,      2001    $93,000     $5,000          $0              $0        2,000,000       $0             $0
CEO, President(3)       2000    $90,000       $0            $0              $0           -0-          $0             $0
                        1999    $90,000       $0            $0              $0           -0-          $0             $0

Bruce D. Sandig,        2001    $90,000     $7,500          $0              $0           -0-          $0             $0
Sr. Vice                2000    $84,000       $0            $0              $0           -0-          $0             $0
President(4)            1999    $84,000       $0            $0              $0           -0-          $0             $0

Lisa R. McPhilimy,      2001    $48,000       $0            $0              $0           -0-          $0             $0
Chief Financial         2000    $40,000       $0            $0              $0           -0-          $0             $0
Officer, Secretary(5)   1999      N/A        N/A           N/A             N/A           N/A         N/A            N/A

                   OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2001
                                INDIVIDUAL GRANTS

                               Number of      % of Total
                               Securities    Options/SARs
                               Underlying     Granted to
                               Option/SARs   Employees in   Exercise or Base   Expiration
        Name            Year    Granted(#)    Fiscal Year    Price ($/Share)      Date
        ----            ----    ----------    -----------    ---------------      ----
John D. McPhilimy(3)    2001    2,000,000         40.8            .125           1/1/08

            AGGREGATED OPTIONS/SAR EXERCISES IN THE FISCAL YEAR 2001
                          AND FY-END OPTION/SAR VALUES

                                                            Number of
                                                            Securities
                                                            Underlying         Value of
                                                        Exercised Options/   Unexercised
                                 Shares                  SARs at FY-End(#)   In-the-Money
                               Acquired on    Value        Exercisable/     Options/SARs at
           Name         Year   Exercise(#)   Realized      Unexercisable       FY-End($)
           ----         ----   -----------   --------      -------------       ---------
John D. McPhilimy(3)    2001       --           0        2,385,000(E)/0(U)      $90,000

(3) Resigned June 7, 2002, subject to the requirement to deliver this Information Statement to stockholders at least 20 days prior to effectiveness, anticipated to be effective July 9, 2002.
(4)  Resigned April 1, 2002.
(5)  Resigned April 1, 2002.

STOCK AND COMPENSATION PLANS

1996 EQUITY INCENTIVE PLAN

The Company, in June 1996, adopted the 1996 Equity Incentive Plan (the "1996 Plan") covering 10,000,000 shares of the Company's Common Stock pursuant to which employees, consultants and other persons or entities who are in a position to make a significant contribution to the success of the Company are eligible to receive awards in the form of incentive or non-incentive options, stock appreciation rights, restricted stock or deferred stock. The 1996 Plan will terminate ten (10) years after June 12, 1996, the effective date of the 1996 Plan. The 1996 Plan is administered by the Board of Directors. In its discretion, the Board of Directors may elect to administer the 1996 Plan. Restricted stock entitles the recipients to receive shares of the Company's Common Stock subject to such restriction and condition as the Compensation Committee may determine for no consideration or such considerations as determined by the Compensation Committee. Deferred stock entitles the recipients to receive shares of the Company's Common Stock in the future. As of the date hereof, 5,002,978 shares have been issued pursuant to this plan.

1999 STOCK OPTION PLAN

On November 15, 1999, the Board of Directors of Dimensional Visions adopted the 1999 Stock Option Plan (the "1999 Plan"). This plan was approved by a majority of our stockholders at our January 28, 2000, stockholders' meeting. The purpose of the 1999 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers and other key individuals. The 1999 Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such individuals and to strengthen their desire to remain with the Company. A maximum of 1,500,000 shares of the Company's common stock are available to be issued under the 1999 Plan. The option exercise price will be 100% of the fair market value of the Company's common stock on the date the option is granted and will be exercisable for a period not to exceed 10 years from the date of grant. As of the date hereof, no shares have been issued pursuant to this plan.

EMPLOYMENT AND RELATED AGREEMENTS

John D. McPhilimy had an employment agreement with the Company dated January 1, 2001 and commencing on July 1, 2001. The term of the agreement was three years ending in June 2004. Mr. McPhilimy's base compensation was $96,000. The agreement was terminated without cause by Mr. McPhilimy's resignation on July 9, 2002.

Bruce D. Sandig had an employee agreement with the Company. The term of the agreement was three years ending June 2004. Mr. Sandig's base compensation was $90,000 per year. The agreement was terminated without cause by Mr. Sandig's resignation on April 1, 2002.

The Company has no employment agreements with any of its new management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 7, 2001, the Company entered into a Multi-Media and Corporate Imaging Agreement and, on March 5, 2002, a Supplement to that agreement, with Jason Genet, who was not then, but is now the Company's President and a Director, and David Keaveney. Pursuant to that agreement and supplement, Messrs. Genet and Keveaney provided marketing services and materials to the Company, including a marketing plan, CD Rom business cards, corporate fact sheets, and multimedia CD ROMs, to the Company in exchange for 19,600,000 shares of the Company's common stock each. The agreement and supplement have been completely fulfilled and have now terminated.

On October 2, 2001, the Company entered into a Secured Note in the original principal amount of $150,000 with interest accruing at 12% per annum with Suntine Enterprises, LLC. Larry Kohler, who was not then, but is now Chief Financial Officer and a Director of the Company, is a principal of Suntine Enterprises, LLC. The note, including payment of principal and all interest, is due on October 2, 2004 and is secured by all assets of the Company.

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS FOR FISCAL 2002
                                  (PROPOSAL #2)

The Company has retained and the stockholders ratified Kopple & Gottlieb, LLP as its independent public accountants for the fiscal year ending June 30, 2002. Kopple & Gottlieb, LLP has been the independent accountants for the Company for the past two years and has no financial interest, either direct or indirect, in the Company.

The following table presents fees for the professional audit services rendered by Kopple & Gottlieb, LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by Kopple & Gottlieb, LLP for fiscal year 2001.

          Audit fees                                           $28,452
          All other fees                                        12,050
                                                               -------
          Total fees                                           $40,502
                                                               =======

The entry for "All other fees" in the table above consists of $4,820 for review of the Company's quarterly reports and $7,230 for review of the Company's registration statement and tax return preparation.

The consent of a majority of the voting shares of the Company was given for the ratification of Kopple & Gottlieb, LLP as the Company's independent public accountants.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2002 annual meeting of stockholders is expected to be held on or about February 17, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about January 17, 2003. Proposals of stockholders of the Company that are intended to be presented at the Company's 2002 annual meeting must be received by the Company no later than September 17, 2001, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons the Company believes that during it 2001 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  ANNUAL REPORT

A copy of the Company's amended Annual Report on Form 10-KSB/A for the year ended June 30, 2001, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. The Company's Annual Report on Form 10-KSB for the year ended June 30, 2001, Quarterly Report on Form 10-QSB and amended Quarterly Report on Form 10-QSB/A for the period ended September 30, 2001 and Quarterly Report on Form 10-QSB for the period ended December 31, 2001 are each incorporated by reference into this Proxy Statement. Additional copies of this Information Statement and/or the amended Annual Report, as well as copies of the Annual Report and Quarterly Reports may be obtained without charge upon written request to Larry Kohler, Dimensional Visions Incorporated, 12070 N. 134th Way, Scottsdale, Arizona 85259, on the Internet at www.sec.gov from the SEC's EDGAR database.

By Order of the Board of Directors


/s/ Jason M. Genet
----------------------------------
BY: Jason M. Genet, President